Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the  23rd day of August, 2011, by and among CENTRAL VALLEY COMMUNITY BANCORP, a California business corporation (the “Corporation”) with its chief executive offices at 7100 N. Financial Dr, Suite 101, Fresno, CA 93720, PATRIOT FINANCIAL PARTNERS, L.P., a Delaware limited partnership (“Partners”), and PATRIOT FINANCIAL PARTNERS PARALLEL, L.P., a Delaware limited partnership (“Parallel”) (Partners and Parallel are sometimes referred to herein collectively as the “Exchanging Shareholders” and each an “Exchanging Shareholder”), each with its chief executive offices at Cira Centre, 2929 Arch Street, Philadelphia, PA 19104.

WHEREAS, the Exchanging Shareholders desire to exchange shares of the Corporation’s non-voting common stock held by each of them for newly issued shares of the Corporation’s voting common stock;

WHEREAS, the Exchanging Shareholders and the Corporation wish to enter into this Share Exchange Agreement whereby, the Corporation will, subject to the terms and conditions set forth below, issue 258,862 shares (in the aggregate) of voting common stock of the Corporation in exchange for 258,862 shares (in the aggregate) of non-voting common stock of the Corporation held by the Exchanging Shareholders;

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Definitions.  The following terms have the following meanings, unless the context indicates otherwise:

(a)           “Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement.

(b)           “Closing” shall mean the completion of the Exchange, in accordance with Section 6 hereof.

(c)           “Exchange Shares” shall mean, in the case of Partners, the 220,766 shares of non-voting common stock of the Corporation held by Partners, and, in the case of Parallel, the 38,096 shares of non-voting common stock of the Corporation held by Parallel.

(d)           “Corporation Shares” shall mean, in the case of Partners, the 220,766 shares of fully-paid and non-assessable shares of voting common stock of the Corporation to be issued to Partners at the Closing, and, in the case of Parallel, the 38,096 shares of fully-paid and non-assessable shares of voting common stock of the Corporation to be issued to Parallel at the Closing pursuant to this Agreement.

(e)           “Securities Act” shall mean the United States Securities Act of 1933, as amended.

(f)            “Exchange” shall mean the exchange of the Exchange Shares from the Exchanging Shareholders in consideration for the issuance of the Corporation Shares.

ARTICLE 2
EXCHANGE OF SHARES

2.1           Exchange of Shares.  Subject to the terms and conditions of this Agreement, each of the Exchanging Shareholders hereby covenants and agrees to assign and transfer to the Corporation, and the Corporation hereby covenants and agrees to accept and receive from the Exchanging Shareholders all of the Exchange Shares for cancellation.

2.2           Consideration.  Subject to the terms and conditions of this Agreement and as consideration for the assignment and transfer of the Exchange Shares by the Exchanging Shareholders to the Corporation, the Corporation shall issue the Corporation Shares to the Exchanging Shareholders as follows:

2.2.1        220,766 shares of fully-paid and non-assessable shares of voting common stock of the Corporation to Partners; and

2.2.2        38,096 shares of fully-paid and non-assessable shares of voting common stock of the Corporation to Parallel.

2.3           Share Exchange Procedure.  Each Exchanging Shareholder shall exchange its certificate(s) representing the Exchange Shares by delivering such certificate to the Corporation upon the Closing, duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the Corporation to cause its transfer agent, Computershare, to issue certificates for the Corporation Shares as set forth above.

2.4           Restricted Securities.  Each Exchanging Shareholder acknowledges and is aware that there are substantial restrictions on the transferability of the Corporation Shares. Purchaser understands that the Corporation Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144  of the Securities Act, and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom. Furthermore, each Exchanging Shareholder acknowledges that the Corporation Shares purchased hereunder will bear a legend to the effect set forth below, and each Exchanging Shareholder covenants that, except to the extent such restrictions are waived by the Corporation, such Exchanging Shareholder shall not transfer the Corporation Shares without complying with the restrictions on transfer described in the legend endorsed on such certificate:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

2.5           Tax Consequences.  THE CORPORATION IS NOT GUARANTYING OR ASSURING ANY PARTICULAR TAX TREATMENT RELATING TO THE EXCHANGE.  EXCHANGING SHAREHOLDERS ARE NOT TO CONSTRUE THE CONTENTS OF THIS AGREEMENT AS LEGAL, INVESTMENT OR TAX ADVICE.  EXCHANGING SHAREHOLDERS SHOULD CONSULT THEIR ADVISORS AS TO LEGAL, INVESTMENT, TAX AND RELATED MATTERS CONCERNING AN EXCHANGE OF THE EXCHANGE SHARES FOR THE CORPORATION SHARES, AND MAKE THEIR INDIVIDUAL DETERMINATIONS AS TO THE TAX IMPACT OF SUCH EXCHANGE.

2.6           Registration Rights.  The Corporation and each of the Exchanging Shareholders acknowledges and agrees that the Corporation Shares issued at the Closing shall be deemed to be “Registrable Securities” for purposes of Section 5.10 of that certain Stock Purchase Agreement, dated December 22, 2009, by and among the Corporation and the Exchanging Shareholders.  For purposes of the application of Section 5.10, the Closing under this Agreement shall be the “Closing Date” as used in Section 5.10.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE EXCHANGING SHAREHOLDERS

By execution hereof, each of the Exchanging Shareholders acknowledges, represents and warrants to the Corporation, as of the date hereof and as of immediately prior to the Closing, as follows:

3.1           Exchanging Shareholder owns, and will own immediately prior to the Closing, the Exchange Shares indicated next to Exchanging Shareholder’s name on the signature page hereto free and clear of all liens and encumbrances, except such liens and encumbrances imposed by applicable securities laws, and that neither the Exchange Shares nor any interest therein had been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged for any bank or brokerage loan or otherwise disposed of in any manner by such Exchanging Shareholder or on Exchanging Shareholder’s behalf.  Exchanging shareholder has not signed or authorized any power of attorney, or other assignment or authorization respecting any of its Exchange Shares which is now outstanding and in force, and no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting any of the Exchange Shares.

3.2           Other than the Exchange Shares, Exchanging Shareholder holds no other shares of non-voting common stock of the Corporation.

3.3           The execution and delivery of this Agreement by Exchanging Shareholder and the consummation of the transactions contemplated hereby, do not and will not require the consent of any third party.

3.4           The execution and delivery of this Agreement and the documents contemplated hereby will not violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental authority, including any requisite approval from the California Department of Financial Institutions; and Exchanging Shareholder has the right to enter into this Agreement and the documents contemplated hereby, to fully comply with the terms and conditions thereof, and, upon their execution and delivery, such agreements and documents will be valid and binding obligations of Exchanging Shareholder, enforceable in accordance with their respective terms.

3.5           Exchanging Shareholder is an “accredited investor” within the meaning of Regulation D prescribed by the Securities and Exchange Commission pursuant to the Securities Act.  Exchanging Shareholder will be acquiring the Corporation Shares for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” of all or any portion thereof within the meaning of the Securities Act.  Exchanging Shareholder understands that the Corporation Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

By execution hereof, the Corporation, acknowledges, represents and warrants to each of the Exchanging Shareholders, as of the date hereof and as of immediately prior to the Closing, as follows:

4.1           Organization and Good Standing.  The Corporation is duly incorporated, organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  The Corporation is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of the Corporation.

4.2           Authority.  The Corporation has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Corporation Documents”) to be signed by the Corporation and to perform its obligations hereunder and to consummate the transactions contemplated hereby.   The execution and delivery of this Agreement by Corporation and the consummation of the transactions contemplated hereby, do not and will not require the consent of any third party, and upon their execution and delivery, such agreements and documents will be valid and binding obligations of the Corporation, enforceable in accordance with their respective terms.

ARTICLE 5
CLOSING CONDITIONS

5.1           Conditions Precedent to Closing by the Corporation.  The obligation of Corporation to consummate the Exchange is subject to the satisfaction or written waiver of the conditions set forth below.  These conditions precedent are for the benefit of the Corporation and may be waived by the Corporation in its sole discretion.

(a)           Representations and Warranties.  The representations and warranties of each of the Exchanging Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing.

(b)           Exchanging Shareholders.  Each of the Exchanging Shareholders shall have executed this Agreement and delivered the Exchange Shares to the Corporation for exchange pursuant to the terms hereof.

(c)           Regulatory Approvals.  The Exchanging Shareholders shall have delivered to the Corporation evidence satisfactory to the Corporation, in its sole discretion, of approval of the acquisition by the Exchanging Shareholders of up to nineteen and nine-tenths percent (19.9%) of the voting shares of the Corporation from each of (i) the California Department of Financial Institutions and (ii) the Federal Reserve Bank of Philadelphia.

ARTICLE 6
CLOSING

6.1           Closing.  Subject to (i) the satisfaction of the conditions to Closing set forth in Section 5 hereof, the closing of the Exchange shall be made at the offices of the Corporation, or at such other place or in such other manner as may be agreed upon by the Corporation and the Exchanging Shareholders, on or before August 25, 2011, or on such date and time as the Corporation and the Exchanging Shareholders shall mutually agree (such date and time of the Exchange being herein called the “Closing Date”).

6.2           Closing Deliveries of Exchange Shares and the Exchanging Shareholders.  At Closing, the Exchanging Shareholders will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to the Corporation (i) each of the share certificates representing the Exchange Shares and (ii) such other documents as the transfer agent of the Corporation, Computershare, may reasonably request in connection with Computershare’s creation and issuance of the certificate(s) representing the Corporation Shares.

(a)           Closing Deliveries of the Corporation.  Promptly following the Closing, the Corporation will deliver or cause to be delivered to each of the Exchanging Shareholders the applicable share certificates representing the respective Corporation Shares.

ARTICLE 7
TERMINATION

7.1           Termination.  This Agreement may be terminated at any time prior to the Closing by (i) mutual agreement of the Corporation and the Exchanging Shareholders or (ii) by either the Exchanging Shareholders or the Corporation after August 25, 2011 if the Closing has not occurred by such date.

7.2           Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

ARTICLE 8
MISCELLANEOUS PROVISIONS

8.1           Effectiveness of Representations; Survival.  Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representations, warranties and agreements will be effective regardless of any investigation that any party has undertaken or failed to undertake.  The representations, warranties and agreements will survive the Closing Date.

8.2           Further Assurances.  Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

8.3           Amendment.  This Agreement may not be amended except by an instrument in writing signed by each of the parties.

8.4           Expenses.  Each of the parties will bear its own respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

8.5           Entire Agreement.  This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

8.6           Notices.  All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses (or at such other address for a party as will be specified by like notice) first set forth above for such party.

8.7           Headings.  The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

8.8           Benefits.  This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

8.9           Assignment.  This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

8.10         Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein, without giving effect to its conflict of laws provisions.

8.11         Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

8.12         Gender.  All references to any party will be read with such changes in number and gender as the context or reference requires.

8.13         Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.14         Fax Execution.  This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

CENTRAL VALLEY COMMUNITY BANCORP

By:	/s/Daniel J. Doyle
Name:	Daniel J. Doyle
Title:	President and Chief Executive Officer

PATRIOT FINANCIAL PARTNERS, L.P.

By:	/s/James J. Lynch
Name:	James J. Lynch
Title:	Managing Partner

Exchange Shares: 220,766
Certificate Number: ZQ 0000 001

PATRIOT FINANCIAL PARTNERS PARALLEL, L.P.

By:	/s/James J. Lynch
Name:	James J. Lynch
Title:	Managing Partner

Exchange Shares: 38,096
Certificate Number: ZQ 0000 002